Exhibit T3A10.1

'A' JM

Registration No. 49329

BERMUDA
CERTIFICATE OF MERGER

In accordance with the provisions of Section 108 of the Companies Act, 1981 ("Act"), I **HEREBY** issue this Certificate of Merger to the surviving company bearing the name

Digicel Holdings (BTC) Limited

consequent upon the merger of **Longtail Limited** and **Barrie Holdings Limited** effective the **1st** day of **June 2015.**

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **1st** day of **June 2015**

Jeremie M Hayward
for **Registrar of Companies**

FORM NO. 6

Registration No. 49329

'B'

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of ***the Companies Act 1981*** issue this Certificate of Incorporation and do certify that on the **24th** day of **July 2014**

Barrie Holdings Limited

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of a **local** company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **24th** day of **July 2014**

for **Registrar of Companies**